SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Argo Group International Holdings, Ltd.

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP

Voce Capital LLC

Voce Capital Management LLC

J. Daniel Plants

Carol A. McFate

Bernard C. Bailey

Kathleen M. Dussault

Nicholas C. Walsh

Charles H. Dangelo

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATED APRIL 12, 2019

2019 Annual General Meeting of Shareholders of

Argo Group International Holdings, Ltd.

__________________________

PROXY STATEMENT

OF

VOCE CATALYST PARTNERS LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

This Proxy Statement and the enclosed BLUE proxy card are being furnished by Voce Catalyst Partners LP, a Delaware limited partnership (“VCP”), Voce Capital LLC, a Delaware limited liability company (“VC”), Voce Capital Management LLC, a California limited liability company (“VCM”), J. Daniel Plants, a citizen of the United States of America (“Mr. Plants,” together with VCP, VC and VCM, “Voce,” “we,” “our” or “us”) and Voce’s nominees listed below in connection with the solicitation of proxies (the “Proxy Solicitation”) from the shareholders of Argo Group International Holdings, Ltd. (“Argo” or the “Company”).

This proxy statement and BLUE proxy card are first being mailed or given to the Company’s shareholders on or about April 12, 2019.

For the reasons set forth in this proxy statement (the “Proxy Statement”), we do not believe that the current board of directors of the Company (the “Board”) is acting in the best interests of the Company’s shareholders. We are therefore seeking your support at the 2019 annual general meeting of shareholders which will be held on May 24, 2019 at 11:30 a.m. local Bermuda time at the offices of Appleby (Bermuda) Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (including any and all adjournments, postponements, continuations or reschedulings thereof or any meeting held in lieu thereof, the “Annual Meeting”), with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

1.	To elect Charles H. Dangelo and the Company’s nominees for election other than F. Sedgwick Browne (the “Excluded Nominee”) as Class III directors to the Board for a term of three years;

2.	To consider and vote on the Argo Group International Holdings, Ltd. 2019 Omnibus Incentive Plan (the “2019 Omnibus Incentive Plan”);

3.	To consider and vote on the Company’s proposal to approve, on an advisory, non-binding basis the compensation of the Company’s Named Executive Officers;

4.	To consider and vote on the recommendation of the Audit Committee of the Board that Ernst & Young LLP (“Ernst & Young”) be appointed as the Company’s independent auditors for the fiscal year ending December 31, 2019 and to refer the determination of its remuneration to the Audit Committee of the Board;

5.	To vote for the removal of Gary V. Woods (“Mr. Woods”) from the Board and any person nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of this proposal;

6.	To vote for the removal of Hector De Leon (“Mr. De Leon”) from the Board and any person nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of this proposal;

7.	To vote for the removal of John R. Power, Jr. (“Mr. Power”) from the Board and any person nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of this proposal;

8.	To vote for the removal of Mural R. Josephson (“Mr. Josephson”) from the Board and any person nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of this proposal (this Proposal 8 together with Proposals 5–7, the “Director Removal Proposals”);

9.	To elect Nicholas C. Walsh (“Mr. Walsh”) to fill a vacancy or available directorship existing on the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Mr. Woods, Mr. De Leon, Mr. Power and/or Mr. Josephson;

10.	To elect Carol A. McFate (“Ms. McFate”) to fill a vacancy or available directorship existing on the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Mr. Woods, Mr. De Leon, Mr. Power and/or Mr. Josephson;

11.	To elect Rear Admiral Kathleen M. Dussault (“Admiral Dussault”) to fill a vacancy or available directorship existing on the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Mr. Woods, Mr. De Leon, Mr. Power and/or Mr. Josephson;

12.	To elect Bernard C. Bailey (“Dr. Bailey”) to fill a vacancy or available directorship existing on the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Mr. Woods, Mr. De Leon, Mr. Power and/or Mr. Josephson (this Proposal 12 together with Proposals 9–11, the “Director Vacancy Proposals”); and

13.	To take action upon any other matter that may properly come before the Annual Meeting.

We are seeking to change five of the members of the Board, a minority, to ensure that the interests of the shareholders are appropriately represented in the boardroom. According to the Company’s Definitive Proxy Statement on Schedule 14A (the “Company’s Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2019, the Board is currently composed of 13 directors, five of whose terms expire at the Annual Meeting: F. Sedgwick Browne, Samuel G. Liss, Kathleen A. Nealon, Al-Noor Ramji and John H. Tonelli. As described in the “Background of the Proxy Solicitation” section starting on page 7, we believe that the Board is only composed of 11 validly appointed directors, four of whose terms expire at the Annual Meeting, because the purported appointments of Samuel G. Liss and Anthony P. Latham to the Company’s Board are invalid under the Company’s Amended and Restated Bye-laws (the “Bye-laws”) and Bermuda law. Through this Proxy Statement and the enclosed BLUE proxy card, we are soliciting proxies to elect Voce’s nominee, Mr. Dangelo, and the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee, and to remove Mr. Woods, Mr. De Leon, Mr. Power and Mr. Josephson and replace them with Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey (together with Mr. Dangelo, the “Nominees”). The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s Proxy Statement. There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected.

The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as of March 11, 2019 (the “Record Date”). Voce is soliciting proxies for use at the Annual Meeting. The mailing address of the principal executive offices of the Company is 110 Pitts Bay Road, Pembroke HM 08, Bermuda.  As of the date hereof, Voce, together with the other Participants (as defined below) in this Proxy Solicitation, beneficially owns 1,905,469 common shares, par value $1.00 per share (the “Common Shares”), of the Company, which represents approximately 5.6% of the outstanding Common Shares based upon 33,988,206 Common Shares outstanding as of the Record Date, as reported in the Company’s Proxy Statement.

We intend to vote such Common Shares FOR ALL NOMINEES to elect Mr. Dangelo and the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee, AGAINST the 2019 Omnibus Incentive Plan, AGAINST the advisory vote on approving the compensation of the Company’s Named Executive Officers, FOR the approval of the appointment of Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2019, FOR the removal of each of Mr. Woods, Mr. De Leon, Mr. Power and Mr. Josephson, and FOR the election of each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey to fill a vacancy or available directorship.

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THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY OR ANY OTHER THIRD PARTY.  THE PARTICIPANTS ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH THE PARTICIPANTS ARE NOT AWARE OF A REASONABLE TIME BEFORE THE DATE OF THIS PROXY STATEMENT, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

VOCE URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES AND ITS PROPOSALS.

PLEASE NOTE THAT UNDER THE COMPANY’S BYE-LAWS, ALL PROXIES MUST BE RECEIVED 48 HOURS PRIOR TO THE TIME OF THE ANNUAL MEETING. THIS MEANS THAT YOUR PROXY MUST BE RECEIVED BY 10:30 A.M. EASTERN DAYLIGHT TIME ON MAY 22, 2019. IF THE ANNUAL MEETING IS ADJOURNED OR POSTPONED TO A DATE SUBSEQUENT TO MAY 24, 2019, ALL PROXIES MUST BE RECEIVED NOT LESS THAN 24 HOURS PRIOR TO THE TIME OF THE COMMENCEMENT OF THE ADJOURNED OR POSTPONED ANNUAL MEETING.

If you have already voted for the management slate, you have every right to change your vote. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to American Election Services, LLC (the “INDEPENDENT THIRD PARTY”) 11140 Rockville Pike, Suite 100-302, Rockville, MD 20852, or to the Secretary of the Company, or by voting in person at the Annual Meeting. If you have any questions regarding your BLUE proxy card or need assistance in executing your proxy, please contact Okapi Partners LLC, which is assisting IN this proxy solicitation, Toll-Free at (855) 305-0856 or Collect at (212) 297-0720.

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IMPORTANT

PLEASE READ THIS CAREFULLY

If your Common Shares are registered in your own name as of the Record Date, please vote today by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

If you hold Common Shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to vote FOR ALL NOMINEES to elect Mr. Dangelo and the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee, AGAINST the 2019 Omnibus Incentive Plan, AGAINST the advisory vote on approving the compensation of the Company’s Named Executive Officers, FOR the approval of the appointment of Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2019, FOR the removal of each of Mr. Woods, Mr. De Leon, Mr. Power and Mr. Josephson, and FOR the election of each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey to fill a vacancy or available directorship. Please follow the instructions provided on the enclosed BLUE proxy card. If your bank, broker firm, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to American Election Services, LLC, 11140 Rockville Pike, Suite 100-302, Rockville, MD 20852, so that the Independent Third Party will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Only holders of record of Common Shares at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. According to the Company’s Proxy Statement, as of the Record Date, there were 33,988,206 Common Shares issued, outstanding and entitled to vote (excluding treasury shares held by the Company). The Company has no other voting securities outstanding. Subject to certain restrictions set forth in the Bye-laws (as described below and on page 1 of the Company’s Proxy Statement), each shareholder of record is entitled to one vote per Common Share held on all matters submitted to a vote of shareholders. Shareholders may not cumulate votes.

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), there are no “routine” proposals in a contested proxy solicitation. Because Voce has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Voce.

Under Bermuda law, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. According to the Company’s Proxy Statement, (i) votes on our BLUE proxy card to “withhold” in respect of a candidate will have no effect on the outcome of the election of directors except in the case of votes withheld to the extent they revoke earlier dated proxy cards; and (ii) votes to “ABSTAIN” and broker non-votes will not be counted for purposes of determining the number of shares represented and voted with respect to proposals 1–4 and 9–12, and therefore will have no effect on the outcome of the vote on those proposals. However, for the purpose of the Director Removal Proposals (Proposals 5–8) because the vote on each of these proposals is based on the total number of Common Shares outstanding, broker non-votes and abstentions, if any, will have the effect of a vote “AGAINST” each such proposal.

If you have any questions regarding your BLUE proxy card or need assistance in executing your proxy, please contact Okapi Partners LLC: Toll-Free at (855) 305-0856 or Collect at (212) 297-0720.

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INFORMATION ON THE PARTICIPANTS

This Proxy Solicitation is being made by VCP, a Delaware limited partnership; VCM, a California limited liability company, which serves as the investment manager to VCP; VC, a Delaware limited liability company, which serves as the sole managing member of VCM and the General Partner of VCP; Mr. Plants, a United States citizen, who serves as the sole managing member of VC and the Chief Investment Officer of VCM; and each of the Nominees (together with Voce, the “Participants”).

The principal business of VCP is investing in securities, and the principal business of VCM is investing for funds and accounts under its management. The principal business of VC is serving as the sole managing member of VCM and as the General Partner of VCP, and the principal business of Mr. Plants is serving as the sole managing member of VC and Chief Investment Officer of VCM. The principal business of Mr. Dangelo is disclosed in the section titled “Proposal 1 – Election of Directors” starting on page 11. The principal business of each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey is disclosed in Proposals 9–12 – (the “Director Vacancy Proposals,” each of Proposals 9–12, a “Director Vacancy Proposal”) starting on page 17.

The principal business address of each of VCP, VCM, VC and Mr. Plants is 600 Montgomery Street, Suite 4400, San Francisco, California 94111. The principal business address of Mr. Dangelo is disclosed in the section titled “Proposal 1 – Election of Directors” starting on page 11. The principal business address of each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey is disclosed in Proposals 9–12, the Director Vacancy Proposals, starting on page 17.

As of the date of this filing, the Participants beneficially own an aggregate of 1,905,469 Common Shares, constituting approximately 5.6% of the Common Shares outstanding, as follows: (a) 1,903,469 Common Shares are beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) in the aggregate by Voce, including the 100 Common Shares owned by VCP in record name, (b) 1,903,469 Common Shares may be deemed to be beneficially owned by VCM, by virtue of it being the investment advisor to certain investment funds, including VCP; (c) 1,903,469 Common Shares may be deemed to be beneficially owned by VC, by virtue of it being the sole managing member of VCM; (d) 1,903,469 Common Shares may be deemed to be beneficially owned by Mr. Plants by virtue of his being the sole managing member of VC; and (e) 2,000 Common Shares are beneficially owned by Mr. Walsh. None of Mr. Dangelo, Ms. McFate, Admiral Dussault and Dr. Bailey own any Common Shares. Please see Annex I for all transactions in Common Shares effectuated by the Participants during the past two years. Voce, Mr. Walsh, Mr. Dangelo, Ms. McFate, Admiral Dussault and Dr. Bailey may be deemed to have formed a “group,” within the meaning of Section 13(d)(3) of the Exchange Act. Collectively, the group (and each member thereof) may be deemed to have beneficial ownership of a combined 1,905,469 Common Shares, constituting approximately 5.6% of the Company’s outstanding Common Shares. Voce disclaims beneficial ownership of any Common Shares beneficially owned by any Nominee. Each of Mr. Walsh, Mr. Dangelo, Ms. McFate, Admiral Dussault and Dr. Bailey disclaims beneficial ownership of any Common Shares beneficially owned by Voce. Each of Mr. Dangelo, Ms. McFate, Admiral Dussault and Dr. Bailey disclaims beneficial ownership of any Common Shares beneficially owned by Mr. Walsh.

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Except as set forth in this Proxy Statement (including the Annexes hereto), (i) each Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (ii) each Nominee has no position or office with the Company, and has no arrangement or understanding with any other person pursuant to which he was selected to be a nominee other than with respect to a nominee agreement with VCM; (iii) neither any Participant nor any of its or his “associates” (which term, for purposes of this Proxy Statement, shall have the meaning ascribed thereto in Rule 14a-1 of Regulation 14A of the Exchange Act) is a party to any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (iv) there were no transactions since the beginning of the Company’s last fiscal year nor are there any currently proposed involving any Participant or any of its or his associates in which the Company was or is to be a participant and in which such Participant, any of its or his associates, or any of their respective immediate family members or any persons sharing their respective households, have or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K; (v) there are no material proceedings to which each Participant or any of its or his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries; (vi) no Nominee has been employed by or held a directorship with a parent, subsidiary or other affiliate of the Company during the past five years; (vii) each Participant and each of its or his associates is not a record owner or direct or indirect beneficial owner of any securities of the Company or any parent or subsidiary of the Company; (viii) each Participant has not purchased or sold any securities of the Company within the past two years; (ix) neither any Participant nor any of his associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or is subject to any other compensation arrangement described in Item 402 of Regulation S-K; (x) there are no relationships involving any Participant or any of his associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had that Participant been a director of the Company; (xi) there are no events required to be disclosed under Item 401(f) of Regulation S-K that have occurred during the past ten years and that are material to an evaluation of the ability or integrity of any Participant; (xii) there are no “family relationships” (as defined in Item 401(d) of Regulation S-K) between any Participant and any director or executive officer of the Company or person known to the Record Holder to be nominated by the Company to become a director or executive officer; and (xiii) no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) in the past ten years.

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BACKGROUND OF THE PROXY SOLICITATION

August 16, 2018 – Voce reached out to the Company’s Investor Relations (“IR”) department via the contact email on the Company’s IR webpage to arrange a call after the Company’s Q2 earnings. Voce received no response to its email.

Late August 2018 – Voce followed up on its initial email by leaving two voicemails on the telephone number indicated as the contact number on the Company’s IR page. Again, Voce received no response to either voicemail message.

January 9, 2019 – Voce emailed the Chief Executive Officer of the Company, Mark E. Watson III (“CEO”), to request an in-person meeting, referencing the Company’s lack of response to three previous requests for meetings. Voce indicated it is a current shareholder and wanted to speak with the CEO about the strategic direction of the Company.

January 11, 2019 – A representative of the Company’s IR department responded to Voce’s email and offered a call with her or a meeting during a future investment conference (at an unspecified time and with unspecified attendees).

January 11, 2019 – Voce responded to accept the offer to meet and offered to meet the CEO wherever convenient over the next 2–3 weeks.

January 11, 2019 – IR attempted to defer the meeting until after 4Q18 earnings were released (mid-February).

January 14, 2019 – Voce reiterated its desire to meet with the CEO and its willingness to limit the conversation to long-term plans and nothing concerning near-term results or any kind of material, nonpublic information.

January 16, 2019 – In response to Voce’s email, the Company’s IR department left Voce a voicemail asking for a call.

January 16, 2019 – Voce responded via email, asking for dates that the CEO would be available for a meeting.

January 17, 2019 – In response to Voce’s email, the IR department again left Voce a voicemail asking for a call.

January 18, 2019 – Voce responded again via email, asking one final time for proposed dates and venues citing the inefficiency of nearly two weeks of back-and-forth scheduling.

January 18, 2019 – The Company’s IR department responded via email asking who would be attending the meeting.

January 18, 2019 – Voce responded that Mr. Plants and another Voce representative, Steven Gao, would be attending.

January 19, 2019 – The IR representative responded that the CEO and Chief Financial Officer Jay S. Bullock (“CFO”) would be available to meet Voce and offered some available days and locations. The representative also asked for Voce’s current ownership, when the shares were acquired and any peer ownership in the property and casualty sector. Voce indicated ownership in excess of 1.5 million shares and no ownership of any of Argo’s competitors. During the next several days, the parties agreed to meet in Boston on February 1, 2019.

February 1, 2019 – Mr. Plants and Mr. Gao traveled to Boston to meet with the Company (the CEO, CFO and the IR representative) to discuss the Company’s business, and to pose detailed questions on strategy, operations, finance and capital allocation. There was significant debate about the size and nature of the Company’s expenses, investments and disclosures thereof, among other things. At the end of the meeting, Voce and Argo discussed continuing the conversation immediately after the quarterly earnings call, with Argo initially proposing February 14, 2019 because of its conference commitments.

February 1, 2019 – Voce immediately followed up with an email asking to schedule the post earnings call.

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February 1, 2019 – IR offered Voce a 30 minute call several days after the earnings release.

February 4, 2019 – Voce called and emailed the CEO as a courtesy to alert him that, due to its continued accumulation of Argo’s stock, Voce was required to file a Schedule 13D.

February 4, 2019 – Voce filed its 13D, indicating in the Item 4 language that it may have discussions that relate to the Issuer’s capital structure; capital allocation policies; operations; corporate governance, including management and Board composition, which could include the nomination of director candidates for election to the Board; strategic direction and alternatives; and other opportunities to increase shareholder value.

February 4, 2019 – Voce indicated a preference to have the call with the Company closer to after the earnings call.

February 5, 2019 – Voce sent a private letter to the Board requesting a meeting with the Company’s Chairman, Mr. Woods, and any other independent directors who wished to join within the next three weeks. Voce expressly declared the purpose of the meeting was to address corporate governance concerns that were distinct from the topics raised in its previous meeting with management. Voce sent a courtesy copy of the Board letter to the CEO the day before transmitting it to the Board. The CEO did not respond.

February 8, 2019 – Argo’s Corporate Secretary responded to the letter and proposed a meeting with Mr. Woods and one or two other independent directors to take place in New York on February 20, 2019 and indicated that the CEO would be present for part of the meeting.

February 8, 2019 – A conference call with management was scheduled for February 12, 2019, immediately after the earnings call.

February 11, 2019 – Voce indicated its willingness to meet on the terms proposed by Argo. Given scheduling conflicts, Voce requested that the meeting occur sometime between February 27, 2019 and March 1, 2019.

February 12, 2019 – Voce and Argo management discussed the quarterly results and continued their conversation topics from the February 1, 2019 meeting.

February 13, 2019 – Argo scheduled the meeting with Mr. Woods for February 27, 2019 in New York at a time and location that Voce agreed to.

February 20, 2019 – Argo announced the purported appointment of two new directors to its Board, Messrs. Liss and Waltham, despite the fact that there were no ‘casual vacancies’ (i.e., those resulting from a death or resignation between annual meetings) existing on the Board at the time of the appointments, thereby rendering them invalid under the Company’s Bye-laws and Bermuda law, in Voce’s opinion. The Company had no communication with Voce before or after the director announcement.

February 24, 2019 – The Wall Street Journal reported that Argo said, in response to Voce’s letter, that “it has procedures in place to ensure compliance with all laws as it relates to corporate expenses,” and that “jet use is normal for a company like Argo with offices all over the world” – rebuttals that the Company did not repeat in its formal response to Voce’s letter the following day and has not repeated since, casting doubt in Voce’s mind as to whether the Board believes it has a credible legal and factual basis for making such assertions.

February 25, 2019 – Voce submitted its initial nomination notice and issued a public letter to fellow Argo shareholders.

February 25, 2019 – Argo issued a press release purporting to respond to Voce’s shareholder letter, but Argo’s letter contained no substantive rebuttal or denial as to any of the issues raised by Voce in the letter.

February 25, 2019 – Argo took down the CEO’s “personal” website, claiming “[the website] was taken down because it was out of date, and it was being cited for the purpose of providing misleading information,” despite the fact that it had just recently been updated with tweets and photographs of Argo corporate events, including Argo’s CEO.

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March 4, 2019 – Argo’s counsel requested that Voce’s Nominees complete additional questionnaires and affidavits, beyond the extensive biographical information already submitted regarding each Nominee in conformity with the requirements of Argo’s Bye-laws, and requested that Voce’s Nominees make themselves available for exploratory interviews in New York City with unspecified members of Argo’s Board.

March 5, 2019 – Voce’s counsel declined the request for additional documentation as well as the request for exploratory interviews of its Nominees: “[A]t this time, without having discussed any form of potential resolution with the Company, we believe it would be premature to fulfill the Company’s request that the Nominees submit themselves to meetings with the Committee or complete Biographical Affidavits and D&O Questionnaires. The information disclosed regarding the Nominees and their qualifications in the Notice was more than sufficient for the Company to determine that the Nominees are eligible and, in fact, highly qualified to serve as independent directors on the Board of Directors. Among other information requested by the Company, the Notice included all of the disclosures required to be made with respect to directors by Section 14(a) of the Exchange Act or required to be disclosed in a Schedule 14A. As such, we currently believe it would be inappropriate to ask the Nominees to unilaterally volunteer further information than currently provided in the Notice, or to expend their time to complete a lengthy questionnaire and Biographical Affidavit or to meet with the Committee. We are prepared to call upon the Nominees to promptly complete the D&O Questionnaires and Biographical Affidavits, and to meet with the Committee, should a resolution framework be agreed upon by our respective clients at some juncture.”

March 7, 2019 – Voce submitted a nomination notice supplement and launched www.Argo-SOS.com, which contains cached images of the CEO’s “personal” website, showing that it is owned and operated by Argo.

March 8, 2019 – Voce issued a press release detailing the qualification of the Nominees and the lack of response from the Company since its public letter to shareholders.

March 19, 2019 – Argo renewed its request that Voce’s Nominees complete additional paperwork and submit themselves to exploratory interviews in New York City.

March 22, 2019 – Voce (through counsel) responded again to Argo’s request for an exploratory interview of its Nominees as follows: “We are responding to your renewed request for VCP’s Nominees to be interviewed by a committee of Argo’s independent directors.  [V]oce Capital Management LLC strongly believes that meaningful engagement requires constructive dialogue by the Board with Voce to address Voce’s myriad concerns with Argo, including its corporate governance.  As previously stated, in the absence of agreement between the parties to resolve these concerns, interviewing Voce’s Nominees at this time is premature.  We also reiterate that Voce’s Nominees, all of whom are substantial and highly-experienced individuals, have already provided all disclosure and information required by the applicable securities laws and the Company’s organizational documents, which requirements are extensive. As it has done in every previous situation, Voce will make available for customary, confirmatory interviews any Nominee that the Board has agreed with Voce to appoint to the Board.”

March 26, 2019 – Argo filed its preliminary proxy statement with the SEC.

March 27, 2019 – Voce issued a press release commenting on Argo’s preliminary proxy statement. In its press release, Voce cited its belief that 1) the purported appointments of Messrs. Liss and Latham to Argo’s Board are invalid under the Company’s Bye-laws and Bermuda law; 2) Argo must amend its preliminary proxy statement and refile it with accurate disclosures of the composition and size of the Board and all committees; 3) the assignment of Mr. Latham to Argo’s ‘Special Nominating Committee,’ which reviewed and made recommendations on Voce’s various nomination and director proposals, invalidated the deliberations and recommendations of that Committee, which Committee therefore must be dissolved and its recommendations retracted; and 4) Argo has failed to respond to or refute in any substantive manner the myriad serious allegations of corporate misconduct that Voce has alleged, nor has Argo disclosed or committed to take any investigative steps to review Voce’s concerns.

March 27, 2019 – Argo issued a five-sentence response to Voce’s press release purporting to affirm its Board appointments and in no way provided any substantive response to Voce’s arguments concerning the validity of the appointments.

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March 28, 2019 – Voce filed its preliminary proxy statement with the SEC.

April 4, 2019 – Argo filed amendment no. 1 to its preliminary proxy statement with the SEC.

April 4, 2019 – Voce filed amendment no. 1 to its preliminary proxy statement with the SEC.

April 5, 2019 – Voce filed amendment no. 2 to its preliminary proxy statement with the SEC.

April 10, 2019 – Voce filed amendment no. 3 to its preliminary proxy statement with the SEC.

April 12, 2019 – Argo filed its definitive proxy statement with the SEC.

April 12, 2019 – Voce filed its definitive proxy statement with the SEC.

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PROPOSAL 1 – DIRECTOR ELECTION PROPOSAL

According to the Company’s Proxy Statement, the Board currently consists of 13 directors, divided into three classes. Each class is elected for a term of three years, with the term of one class of directors expiring at each annual meeting of the shareholders. According to the Company’s Proxy Statement, five Class III directors are to be elected at the Annual Meeting. We are seeking your support at this Annual Meeting to elect our independent director nominee Charles H. Dangelo as a Class III director of the Board for a term of three years. For this Proposal 1, we are “rounding out” our slate containing Mr. Dangelo by permitting shareholders to also vote for the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee by voting on the BLUE proxy card. Information regarding the background, business experience and qualifications of Mr. Dangelo is provided below. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s nominees and its continuing directors. If elected, Mr. Dangelo, together with any or all of the Nominees appointed through the Director Vacancy Proposals (Proposals 9–12) will represent a minority of the Board, and therefore it is not guaranteed that they can implement the actions they believe are necessary to enhance shareholder value.

If successful in our proxy solicitation, the Board will be composed of our five Nominees—Mr. Dangelo, Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey—along with the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee, and the Company’s incumbent directors, who are (according to the Company’s Proxy Statement) Dymphna A. Lehane, Mark E. Watson III, Thomas A. Bradley and Anthony P. Latham. If elected, each of the Nominees will serve three-year terms until the 2022 Annual General Meeting of the Shareholders and until their successors have been duly elected and qualified. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board.

Shareholders who return the BLUE proxy card will only be able to vote for the five Nominees listed on the card—inclusive of the Director Vacancy Proposals (Proposals 9–12)—and the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee. You can only vote for all of the Company’s director nominees by signing and returning the white proxy card provided by the Company, by requesting a legal proxy and casting your ballot in person by attending the Annual Meeting or by voting via the Internet or toll-free telephone number provided in the Company’s Proxy Statement. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s director nominees.

DIRECTOR ELECTION NOMINEE:

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Charles H. Dangelo 8464 Benelli Ct, Naples, FL 34114	69

Charles H. Dangelo most recently served in a variety of senior executive and director roles at subsidiaries of Starr Companies from February 2009 to January 2018, including, as President and COO of Starr Insurance Holdings, Inc. from December 2012 to January 2018; President, CEO and Director of Starr Indemnity & Liability Company from 2009 to January 2018; President, CEO and Director of Starr Surplus Lines Insurance Company from 2009 to January 2018; and Vice Chairman of Bermuda-based Starr Insurance & Reinsurance Limited from 2009 to January 2018. At Starr, Mr. Dangelo played a pivotal role in growing the scale and performance of Starr’s insurance operations, including by developing numerous distinct business units and practices. From 1995 to 2009, Mr. Dangelo served in various senior management roles at American International Group (NYSE: AIG), a global insurance and financial services holding corporation, including as the Head of Global Reinsurance from 2005 to 2009. Mr. Dangelo began his professional career at CNA Insurance (Nasdaq: CNA), a leading commercial property and casualty insurance company, where he eventually became Senior Vice President of National Accounts, building expertise in insurance underwriting while managing large, complex risks for major accounts, from 1971 to 1995.

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Mr. Dangelo received a B.A. in Mathematics, summa cum laude, from the University of Illinois Chicago. He has been a fellow of the Casualty Actuarial Society since 1977. He was also an honoree at the UJA General Insurance Annual Dinner in 2016.

Based on Mr. Dangelo’s extensive experience serving in various senior management roles at leading global insurance companies and the insurance and risk management business acumen acquired therein, as well as his many roles serving in leadership, operational and management capacities in the insurance industry, we believe he is highly qualified to serve as a Director of the Company.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. If elected, Mr. Dangelo will be considered an independent director of Argo under (i) the Company’s Corporate Governance Guidelines Section, as revised May 7, 2018; (ii) 303A of the New York Stock Exchange’s Listed Company Rules (the “NYSE Rules”); and under Item 407(a) of Regulation S-K. Under the NYSE Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

Mr. Dangelo has entered into a nominee agreement pursuant to which VCM has agreed to pay the costs of soliciting proxies, and to defend and indemnify him against, and with respect to, any losses that may be incurred by him in the event he becomes a party to litigation based on his nomination as a candidate for election to the Board and the solicitation of proxies in support of his election. Mr. Dangelo will not receive any compensation under his nominee agreement and will not receive any compensation from Voce or its affiliates for his service as a director of the Company if elected. If elected, Mr. Dangelo will be entitled to such compensation from the Company as is consistent with the Company’s then-established practices for services of non-employee directors.

Mr. Dangelo has agreed to being named as a nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected.  Voce does not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly, the Common Shares represented by the BLUE proxy card will be voted for a substitute candidate selected by Voce, a right that Voce has reserved in its Nomination Notice. In the case of any of the foregoing, VCP will give prompt written notice to the Company if it chooses to nominate any such additional or substitute nominee and Voce will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional persons that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. There can be no assurance that the Company will not assert that any additional or substitute nominations made pursuant to such a reservation must separately comply with any advance notification requirements provided in the Company’s Bye-laws. If Voce determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Voce will supplement this Proxy Statement.

Vote Required.

The election of directors will be decided by an ordinary resolution; that is, the Nominees will be elected by a resolution passed by a simple majority of votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will not count as votes cast for this proposal and, therefore, will have no effect on the outcome of this proposal. Pursuant to the Company’s Bye-laws, shareholders may not cumulate votes. We recommend that you vote “FOR ALL NOMINEES” on Proposal 1 to elect the Nominee and the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee.

WE RECOMMEND YOU VOTE FOR ALL NOMINEES ON PROPOSAL 1 AND
WILL VOTE OUR SHARES FOR ALL NOMINEES ON PROPOSAL 1

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PROPOSAL 2 – THE ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
2019 OMNIBUS INCENTIVE PLAN

On February 19, 2019, upon recommendation of the Human Resources Committee, a committee comprised solely of Messrs. Power, De Leon and Woods (all of whom we are seeking to remove pursuant to Proposals 5–7, respectively), the Board adopted the 2019 Omnibus Incentive Plan, a scheme which provides various conditional equity and cash awards to, among others, the Company’s executive officers. The 2019 Omnibus Incentive Plan cannot be implemented without shareholder approval and we strongly recommend AGAINST approving the 2019 Omnibus Incentive Plan.

We believe shareholders should vote against the 2019 Omnibus Incentive Plan as it was designed by, and partially for the benefit of, Directors Power, De Leon and Woods, a group that we believe has sanctioned and overseen an era of misspending and mismanagement in the arena of executive compensation and benefits. A proper compensation plan, that promotes good governance practices and aligns management’s incentives with those of shareholders, is needed instead.

Vote Required.

The vote on the approval of the 2019 Omnibus Incentive Plan will be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the Annual Meeting. Abstentions will not count for or against this proposal and, therefore, will have no effect on the outcome of this proposal. We recommend that you vote “AGAINST” Proposal 2.

WE RECOMMEND YOU VOTE AGAINST PROPOSAL 2 AND

WILL VOTE OUR SHARES AGAINST PROPOSAL 2

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PROPOSAL 3 – ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Company will be providing shareholders with the opportunity to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “NEOs”). Based on the Company’s Proxy Statement, the resolution is as follows:

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion included herein.

An advisory vote is not binding upon the Company. However, the Human Resources Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions related to the Company’s NEOs.”

Voce believes shareholders should vote AGAINST the compensation of the Company’s NEOs. All of the NEO compensation awards are overseen exclusively by the Board’s Human Resources Committee, a committee comprised solely of Messrs. Power, De Leon and Woods (all of whom we are seeking to remove pursuant to Proposals 5–7, respectively). Voce believes that the amount and structure of the NEOs’ compensation (including perquisites and benefits) is badly flawed, and that the Board’s compensation practices have failed to align the interests of shareholders with those of management.

We encourage all shareholders to review the Company’s proxy disclosures in detail in the Company’s Proxy Statement.

Vote Required.

The approval, on an advisory, non-binding basis, of the compensation of the Company’s NEOs will be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the Annual Meeting. Abstentions will not count for or against this proposal and, therefore, will have no effect on the outcome of this proposal. We recommend that you vote “AGAINST” Proposal 3.

WE RECOMMEND YOU VOTE AGAINST PROPOSAL 3 AND

WILL VOTE OUR SHARES AGAINST PROPOSAL 3

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PROPOSAL 4 – APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee has recommended that the firm of Ernst & Young LLP be appointed as the Company’s independent auditors for the fiscal year ending December 31, 2019.

This proposal is being presented to the shareholders for their approval at the Annual Meeting. If the shareholders do not approve the appointment of Ernst & Young, the Board’s Audit Committee will reconsider whether or not to retain Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 but will not be obligated to terminate the appointment. Even if the shareholders approve the appointment of Ernst & Young, the Board’s Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board’s Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

A representative of Ernst & Young is expected to attend the Annual Meeting, with the opportunity to make a statement if he or she so desires and to respond to questions. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Audit Committee of the Board of Directors.

Vote Required.

The approval of the appointment of Ernst & Young as the Company’s independent auditors and to refer determination of the auditors’ remuneration to the Audit Committee of the Board will be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the Annual Meeting. Abstentions will not count for or against this proposal and, therefore, will have no effect on the outcome of this proposal. We recommend that you vote “FOR” Proposal 4.

WE RECOMMEND YOU VOTE FOR PROPOSAL 4 AND

WILL VOTE OUR SHARES FOR PROPOSAL 4

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PROPOSALS 5–8 – THE DIRECTOR REMOVAL PROPOSALS

We are proposing four resolutions for action at the Annual Meeting, which would have the effect of removing from the Board each of Mr. Woods, Mr. De Leon, Mr. Power and Mr. Josephson and any other directors appointed to the Board to fill a vacancy or newly-created directorship prior to a Director Removal Proposal becoming effective. These Director Removal Proposals are presented on the enclosed BLUE proxy card separately as Proposals 5–8, so you are afforded an opportunity to specify your approval or disapproval of, or abstention with respect to, each incumbent director subject to a Director Removal Proposal. Please see Annex II for the full text of the four resolutions that underlie these Proposals 5–8 – The Director Removal Proposals.

The Director Removal Proposals are brought pursuant to Section 22(8) of the Bye-laws which provides that directors may be removed from office at any time with or without cause at any general meeting of the shareholders by the affirmative vote of a majority of the holders of the Common Shares outstanding and entitled to vote at such general meeting of shareholders.

We believe the Director Removal Proposals are necessary in order to provide shareholders the opportunity to hold Messrs. Woods, De Leon, Power and Josephson accountable for what we see as their long-running failure to represent the best interests of the Company’s independent shareholders and our conviction that each of these individuals has failed to act independently of management and to hold management accountable for its outsized and inappropriate corporate expenses and for the overall corporate governance deficiencies of the Company. We see no other route to a properly-functioning independent Board than to remove Messrs. Woods, De Leon, Power and Josephson, who average almost 18 years of tenure on the Board and who collectively hold or recently held most positions of power on the Board. Mr. Woods is the Board’s Chairman, and until recently sat on four other Board committees (the Board appears to have reshuffled itself somewhat following our extensive criticism of the committee leadership and structure in our February 25 letter). Mr. Power is Chairman of the Human Resources Committee (a committee made up of only Mr. Power, Mr. Woods and Mr. De Leon) and also a member of the Audit Committee; and Mr. Josephson is Chairman of the Audit Committee, which he has been for nine of the past 10 years. Mr. De Leon is on the Audit Committee and the Human Resources Committee. Therefore, we believe voting to remove Messrs. Woods, De Leon, Power and Josephson is a crucial step in restoring an independent Board at the Company and reorienting the focus of the Board towards a corporate strategy that will maximize value for all shareholders through proper oversight of the Company’s management and its corporate expenses. In addition, removing any person, nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of a Director Removal Proposal is intended to address the possibility that the current directors may attempt to minimize the shareholders’ ability to elect their representatives on the Board by making unilateral changes to the Board.

Vote Required.

The approval of Proposal 5, Proposal 6, Proposal 7 and Proposal 8 for the removal of Mr. Woods, Mr. De Leon, Mr. Power and Mr. Josephson, respectively, will each be decided by a majority of all votes entitled to be cast at the Annual Meeting. Abstentions will have the same effect as a vote “against” these proposals. Broker non-votes, if any, will have the effect of an “against” vote because the non-votes are considered in determining the number of votes necessary for approval of these Proposals 5–8. We recommend that you vote “FOR” Proposal 5, “FOR” Proposal 6, “FOR” Proposal 7 and “FOR” Proposal 8 to remove Mr. Woods, Mr. De Leon, Mr. Power and Mr. Josephson, respectively.

WE RECOMMEND YOU VOTE FOR PROPOSAL 5, FOR PROPOSAL 6,
FOR PROPOSAL 7 AND FOR PROPOSAL 8

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PROPOSALS 9–12 – THE DIRECTOR VACANCY PROPOSALS

We are proposing four resolutions for action at the Annual Meeting, which would have the effect of appointing Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey to fill any vacancies that would exist on the Board if there are available directorships OR if one or more of the Director Removal Proposals pursuant to Proposals 5–8 is adopted. These Director Vacancy Proposals are presented on the enclosed BLUE proxy card separately as Proposals 9–12 so you are afforded an opportunity to specify your approval or disapproval of, or abstention with respect to, each of the Nominees subject to a Director Vacancy Proposal. If there are more Nominees receiving the requisite vote to fill a vacancy or available directorship than there are vacancies or available directorships existing after giving effect to the Director Removal Proposals, then the vacancies and/or available directorships shall be filled in the following order: Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey. Please see Annex II for the full text of the four resolutions that underlie these Proposals 9–12 – The Director Vacancy Proposals.

These Director Vacancy Proposals are brought pursuant to Section 22(9) of the Bye-laws which provides that any vacancy resulting from the removal of a director under Section 22(8) of the Bye-laws by vote may be filled by the shareholders. According to Bye-laws Section 20(7) and the Company’s Proxy Statement, the Director Vacancy Proposals will each be adopted by the passing of an ordinary resolution; that is, by a simple majority of votes cast in person or by proxy.

We believe these Director Vacancy Proposals together with the Director Removal Proposals are necessary to revitalize the Company’s Board with fully-independent, highly-qualified individuals committed to representing shareholders’ best interests in determining the future direction of the Company and in overseeing management and holding it accountable for results. We provide below the background, business experiences and qualifications of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Nicholas C. Walsh 29 East 64th St. New York, New York 10065	68

Nicholas C. Walsh served in a variety of underwriting, distribution and senior management roles at AIG over his 40+ year tenure there, including most recently as Vice Chairman of AIG Property Casualty Inc. from April 2012 to September 2014. Prior to that, he served as an Executive Vice President of AIG Inc. and President of American International Underwriters.

Mr. Walsh was a Director at Jardine Lloyd Thompson Group plc (LSE: JLT) (“JLT”), a London-based multinational insurance broker, from October 2014 to April 2019. He was a member of the Remuneration, Compensation and Audit and Risk committees He has also served as a member of the Board of JLT’s US Specialty business as the Chairman of the Audit and Risk Committee and as a Director of JLT’s US Reinsurance business as the Chairman of the Audit and Risk Committee and attended meetings of the Executive Committee. Mr. Walsh previously served as a Director of AIG Property and Casualty Inc., Chairman of American International Underwriters Overseas Ltd., Director of American International Reinsurance Company Ltd. (AIRCO), Chairman of the Supervisory Board of AIG Europe SA, Chairman of AIG Europe Ltd., Chairman of AIG South East Asia Ltd., and Director of Tata-AIG General Insurance Company. Mr. Walsh also served as a Director of Ascot Underwriting Ltd., a Lloyd’s syndicate. He continues to serve on the Advisory Board of Norton Rose Fulbright.

Mr. Walsh served as President of the American Friends of Wellington as well as a Director of The Japan Society, a member of the Seoul International Business Advisory Council, The Transatlantic Business Dialogue, The US-Japan Business Council and the Business Advisory Council for a previous London Mayor. He is the recent Chairman and currently an Advisory Director of British American Business Inc., and immediate past Chairman and currently a Director of the St. Paul’s Cathedral Trust in America and a Director of The Episcopal Charities of New York.

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Mr. Walsh was educated at Wellington College before studying Business Administration and Management at CEPAC.

Mr. Walsh’s broad spectrum of experience serving in numerous capacities at AIG, his experiences as a director on the boards of large insurance businesses as well as the expertise and management and leadership skills he honed during his time as an international C-suite insurance executive make him a highly qualified director candidate.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Carol A. McFate 2259 St. James Dr Southport, North Carolina 28461	66

Carol A. McFate served as the Chief Investment Officer of Xerox Corporation (NYSE: XRX), a global provider of print and digital products and services, where she oversaw over $12 billion in retirement investment assets for North American and U.K. plans, from November 2006 to October 2017. Prior to Xerox, Ms. McFate served as Executive Vice President & Global Treasurer for XL Global Services, Inc., a US-based subsidiary of XL Capital, Ltd., a leading Bermuda-based global insurance and reinsurance company, from January 2003 to November 2006. Previously, Ms. McFate held various positions with AIG and The Prudential Insurance Company of America, a major, diversified insurance and financial services company.

Ms. McFate has been recognized throughout her career for her exemplary professional achievements, including with a Corporate Plan Sponsor Industry Innovation Award from Chief Investment Officer Magazine, a print and digital international finance magazine, in 2012 and being named to the Chief Investment Officer Power 100 by the Chief Investment Officer Magazine, from 2011 to 2016. Ms. McFate has also been honored by Institutional Investor, a leading global finance magazine, focused primarily on international finance and known for its extensive industry research and rankings, in 2014, winning two awards: the Investor Intelligence Network Thought Leadership Award and the Small Corporate Plan Sponsor Award. She also served on the Board of Trustees for Parsons Dance Foundation and The Katharine Hepburn Cultural Arts Center.

Ms. McFate earned an MBA from Harvard Graduate School of Business Administration and a B.S. in Economics from Juniata College. She is also a Chartered Financial Analyst.

Ms. McFate is highly qualified to serve as a director of the Company based on her skillful cost-reduction efforts and prudent management of over $12 billion in retirement assets at Xerox and decades of experience as a senior financial executive at major insurance companies where she spearheaded efforts focused on improving long-term risk management and budgeting.

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Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Rear Admiral Kathleen M. Dussault 1873 Lemon Grove Street, Henderson Nevada 89052	63

Admiral Kathleen M. Dussault is a former Senior Executive in the United States Navy, having served in a variety of leadership positions during 34 years of distinguished military service. Admiral Dussault served as Senior Vice President for Corporate Services of the United Services Automobile Association (USAA) from 2013 to 2014, where her responsibilities included management of USAA’s fleet of corporate aircraft. Her military experience includes the following: Director, Logistics Programs and Corporate Operations in the Office of the Chief of Naval Operations where she oversaw the planning and implementation of a multi-billion dollar budget resulting in improved financial management and decision making across the Naval enterprise; Commander, Joint Contracting Command in Iraq and Afghanistan, where she was responsible for all contracting in support of 150,000 US Forces deployed in Iraq and Afghanistan, overseeing over $7 billion of commodity, services and construction capabilities; Deputy Assistant Secretary of the Navy for Acquisition and Logistics Management, where she oversaw the performance and credentialing of an acquisition workforce of over 8,000 contracting professionals, developing policy and governance for approval of acquisition plans, strategies and post-award execution of contracting actions in excess of $70 billion; Director, Defense Logistics Agency Acquisition, where she held overall acquisition management responsibilities for the agency, including an annual agency acquisition program exceeding $38 billion. She also spent time in Afghanistan focused on anti-corruption practices for the military’s contracting dollars.

Admiral Dussault served on the Board of the Military Officers Association of America, with a membership of 350,000, as a member of the Government Relations Committee and Chairman of the Governance Committee from August 2012 to October 2018. From 2012 to 2014, she served on the Board of Advisors at The Kirlin Group, a leading construction company providing design/build, construction management and fire protection services.

Admiral Dussault earned an M.S. in National Resource Management from the Industrial College of the Armed Forces, an M.S. in Contracts and Procurement Management from Saint Mary’s College and a B.A. in American Government from the University of Virginia. She has also completed the Senior Executive Program at Columbia University Graduate School of Business.

Admiral Dussault’s qualifications to serve as a Director include her outstanding leadership skills honed over decades of distinguished service in the United States Navy, extensive experience in facilities and operational management in both the public and private sectors, and her track record of increasing the responsibility and accountability of leading organizations with global reach.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Bernard C. Bailey 11012 Stanmore Drive, Potomac MD 20854	65

Dr. Bernard Bailey’s career spans over three decades of business and management experience. Since September 2018, he has served as President of the Committee for Economic Development (“CED”), a business-led, nonpartisan economic think tank located at 1530 Wilson Blvd, Suite 400, Arlington, VA 22209. Prior to CED, he served as Chairman and CEO of Authentix, a private equity-backed global enterprise. Since its sale by the Carlyle Group to Blue Water Energy, he has continued to serve as Chairman of the Board of Authentix. Prior to that, he ran his own consulting company, Paraquis Solutions, LLC. Dr. Bailey also served as President and CEO of Viisage Technology, Inc. (Nasdaq: VISG), where under his four years of leadership, Viisage’s market capitalization grew from $60 million to over $1 billion. During that period, the company executed nine acquisitions, eventually culminating in the formation of L1 Identity Solutions (NYSE: ID). Dr. Bailey’s additional experience includes various executive roles, including COO at Art Technology Group, and a variety of finance, sales, marketing and operations positions at IBM.

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Since 2006, Dr. Bailey has served on the Board of Telos Corporation, where he chairs the Audit and Strategy committees. Dr. Bailey recently served as Director on the Board of Analogic Corp (Nasdaq: ALOG) from October 2010 to June 2016 and as the Chairman from June 2016 until Analogic was sold to Altaris Capital Partners in June 2018 for $1.1 billion. He also serves as a Director of Mission Critical Partners; as an Advisory Board Member for Egis Capital Partners, a private equity investment fund focused on the security industry; on the Board of Advisors for the US Naval Academy Athletic and Scholarship Foundation; as a Trustee for Trout Unlimited; and as an adjunct faculty member in the Weatherhead School of Management at Case Western Reserve University, where he teaches general management and strategy classes to graduate students.

Dr. Bailey has written and spoken extensively on corporate governance issues, and has served as a financial expert witness in Delaware’s Court of Chancery. Dr. Bailey earned his Ph.D. in Management from Case Western Reserve University where his dissertation focused on corporate governance, and also earned an MBA from The George Washington University School of Business as well as degrees in engineering and systems management from the University of California, Berkeley, University of Southern California, and the United States Naval Academy.

Dr. Bailey is highly qualified to serve on the Board of the Company based on his successful leadership of multiple public and private companies in the roles of Chief Executive, Chairman and Director, and his significant experience in finance and corporate governance.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. If elected, each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey will be considered an independent director of Argo under (i) the Company’s Corporate Governance Guidelines Section, as revised May 7, 2018; (ii) 303A of the NYSE Rules; and under Item 407(a) of Regulation S-K. Under the NYSE Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

Each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey has entered into a nominee agreement pursuant to which VCM has agreed to pay the costs of soliciting proxies, and to defend and indemnify him or her against, and with respect to, any losses that may be incurred by him or her in the event he or she becomes a party to litigation based on his or her nomination as a candidate for election to the Board and the solicitation of proxies in support of his or her election. Each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey will not receive any compensation under his or her nominee agreement and will not receive any compensation from Voce or its affiliates for his or her service as a director of the Company if elected. If elected, each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey will be entitled to such compensation from the Company as is consistent with the Company’s then-established practices for services of non-employee directors.

Each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey has agreed to being named as a nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected.  Voce does not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly, the Common Shares represented by the BLUE proxy card will be voted for a substitute candidate selected by Voce, a right that Voce has reserved in its Nomination Notice. In the case of any of the foregoing, VCP will give prompt written notice to the Company if it chooses to nominate any such additional or substitute nominee and Voce will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional persons that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. There can be no assurance that the Company will not assert that any additional or substitute nominations made pursuant to such a reservation must separately comply with any advance notification requirements provided in the Bye-laws. If Voce determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Voce will supplement this Proxy Statement.

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Vote Required.

The approval of Proposal 9, Proposal 10, Proposal 11 and Proposal 12 to elect Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey, respectively, to fill the Company’s vacant Board seats will each be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the Annual Meeting. Abstentions will not count for or against these proposals and, therefore, will have no effect on the outcome of these proposals. We recommend that you vote “FOR” Proposal 9, “FOR” Proposal 10, “FOR” Proposal 11 and “FOR” Proposal 12 to appoint Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey, respectively, to fill the Company’s vacant Board seats, if any.

WE RECOMMEND YOU VOTE FOR PROPOSAL 9, FOR PROPOSAL 10,
FOR PROPOSAL 11 AND FOR PROPOSAL 12

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VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. A resolution put to a vote at the Annual Meeting will be decided on by a show of hands unless a poll has been demanded pursuant to the Bye-laws. Each share of Common Shares is entitled to one vote (so long as no “U.S. Person” (as defined in the Bye-laws) holds 9.5% or more of the Common Shares), and each shareholder shall cast all such votes by raising his or her hand unless a poll has been demanded pursuant to the Bye-laws. The Company has no other voting securities outstanding than the Common Shares. Pursuant to the Company’s Bye-laws, a majority of the outstanding shares carrying the right to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting. The presence of a quorum is required to transact any business at the Annual Meeting.

Common Shares represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR ALL NOMINEES to elect Mr. Dangelo and the Company’s nominees for election at the Annual Meeting other than the Excluded Nominee, AGAINST the 2019 Omnibus Incentive Plan, AGAINST the advisory vote on approving the compensation of the Company’s Named Executive Officers, FOR the approval of the appointment of Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2019, FOR the removal of each of Mr. Woods, Mr. De Leon, Mr. Power and Mr. Josephson, FOR the election of each of Mr. Walsh, Ms. McFate, Admiral Dussault and Dr. Bailey to fill a vacancy or available directorship, and in the discretion of the Independent Third Party’s personnel named as proxies, with such discretion to be exercised strictly to effectuate the will of the shareholders whose proxies such personnel hold in trust, on all other matters as may properly come before the Annual Meeting.

WITHHOLDS, ABSTENTIONS & BROKER NON-VOTES

Withholds, abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. The effects, if any, of withholds, abstentions and broker non-votes are described in greater detail on page 4 and in each of the Proposals.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election to determine whether or not a quorum is present. If within five (5) minutes (or such longer time as the Chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the Chairman of the meeting may determine.

VOTES REQUIRED FOR APPROVAL

Election of Directors – Affirmative vote of a majority of the votes cast.

According to the Company’s Proxy Statement and the Bye-laws Section 20(7), the election of directors will be decided by an ordinary resolution; that is, a nominee will be elected if he or she receives a simple majority (more than 50%) of the Common Shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Approval of Director Removal Proposals – Affirmative vote of a majority of the votes entitled to be cast.

The Director Removal Proposals (Proposals 5–8) are made in accordance with Section 22(8) of the Bye-laws, which provides that directors may be removed from office at any time with or without cause at any general meeting of the shareholders by the affirmative vote of the holders of at least a majority of all Common Shares outstanding and entitled to vote at the Annual Meeting.

22

Approval of Director Vacancy Proposals – Affirmative vote of a majority of the votes cast.

According to the voting standard set forth in Bye-laws Section 20(7), shareholders may fill any vacancies or available directorships at a general meeting by passing an ordinary resolution; that is, each of the Director Vacancy Proposals (Proposals 9–12) will be decided by a simple majority (more than 50%) of the Common Shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The Director Vacancy Proposals (Proposals 9–12) are conditioned upon the approval of Director Removal Proposals (Proposals 5–8) or existence of available directorships.

Approval of the 2019 Omnibus Incentive Plan, Approval of Ratification of Independent Registered Public Accountants and Advisory Vote on Executive Compensation – Affirmative vote of a majority of the votes cast.

According to the Company’s Proxy Statement and Section 20(7) of the Bye-laws, approval of the 2019 Omnibus Incentive Plan (Proposal 2), approval of the advisory vote on executive compensation (Proposal 3) and the ratification of the appointment of the Company’s independent registered public accountants (Proposal 4) will be decided by an ordinary resolution; that is, by a simple majority (more than 50%) of the Common Shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

IF YOU WISH TO VOTE FOR ALL NOMINEES TO ELECT MR. DANGELO AND THE COMPANY’S NOMINEES FOR ELECTION AT THE ANNUAL MEETING OTHER THAN THE EXCLUDED NOMINEE, AGAINST THE 2019 OMNIBUS INCENTIVE PLAN, AGAINST THE ADVISORY VOTE ON APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019, FOR THE REMOVAL OF EACH OF MR. WOODS, MR. DE LEON, MR. POWER AND MR. JOSEPHSON, FOR THE ELECTION OF EACH OF MR. WALSH, MS. MCFATE, ADMIRAL DUSSAULT AND DR. BAILEY TO FILL A VACANCY OR AVAILABLE DIRECTORSHIP AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

APPRAISAL/DISSENTER RIGHTS

Shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Solicitation is being made by Voce and the Nominees. Proxies may be solicited by mail, courier services, advertising, social media, telephone, facsimile or in person.

Voce will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Voce has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Voce will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by the Participants. Costs of the Proxy Solicitation are currently estimated to be approximately $1,500,000. Voce estimates that through the date hereof, expenses incurred in connection with the Proxy Solicitation are approximately $655,000. If successful, we will seek reimbursement of these costs from the Company. In the event that we decide to seek reimbursement of our expenses, we do not intend to submit the matter to a vote of the Company’s shareholders. The Board, which may include some or all of Voce’s Nominees, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, advisors, a third-party proxyholder, printing, advertising, postage and related expenses and fees.

23

Voce has retained Okapi Partners LLC (“Okapi”) to provide solicitation and advisory services in connection with this solicitation. Okapi will receive a fee not to exceed $600,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by VCM against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Okapi will employ approximately 24 persons to solicit the Company’s shareholders as part of this solicitation.  Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

Voce has retained an independent third party, the Independent Third Party (American Election Services, LLC), to receive proxies solicited under this Proxy Statement, to hold such proxies in trust, and to vote such proxies at the Annual Meeting in accordance with the instructions of shareholders. In the event the Independent Third Party is entitled to any discretion in its performance of its ministerial duties, it has agreed to exercise such discretion strictly to effectuate the will of the shareholders whose proxies it holds in trust.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the company may be householding our proxy materials.

A single copy of our proxy statement (and of the Company’s proxy statement and annual report) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to our proxy solicitor, Okapi Partners LLC, 1212 Avenue of the Americas, New York, New York 10036, or telephone at (855) 305-0856 (toll free) or (212) 297-0720 (collect). Shareholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Important Notice Regarding the Availability of this Proxy Statement

This Proxy Statement and all other solicitation materials in connection with this Proxy Solicitation are available on the Internet, free of charge, at https://argo-sos.com/shareholder-documents/.

Information Concerning the Company

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 110 Pitts Bay Road, Pembroke HM 08, Bermuda.

Certain information regarding the compensation of directors and executive officers, certain shareholders’ beneficial ownership of more than 5% of the Company’s voting securities, and certain other matters regarding the Company and its officers and directors is required to be contained in the Company’s Proxy Statement. Certain other information regarding the Annual Meeting is also required to be contained in the Company’s Proxy Statement. Please refer to the Company’s Proxy Statement to review this information. Please note that because Voce was not involved in the preparation of the Company’s Proxy Statement, Voce cannot confirm the accuracy or completeness of certain information contained in the Company’s Proxy Statement.

The information concerning the Company and the proposals referenced in the Company’s Proxy Statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Voce has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date we have not had access to the books and records of the Company related to such information and statements, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is based only on the knowledge of Voce.

24

Conclusion

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.

Thank you for your support,

vocecapital A voice for value
Voce Catalyst Partners LP
Voce Capital LLC
Voce Capital Management LLC
J. Daniel Plants
Carol A. McFate
Bernard C. Bailey
Kathleen M. Dussault
Nicholas C. Walsh
Charles H. Dangelo

April 12, 2019

25

If you have any questions, require assistance in voting your BLUE proxy card or need additional copies of Voce’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll-Free: (855)305-0856

Email: info@okapipartners.com

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF

ARGO GROUP INTERNATIONAL HOLDINGS, LTD. DURING THE PAST TWO YEARS

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. As of the date of hereof, all of the Participants that own of record or beneficially securities of the Company are listed below. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Except as otherwise noted, all transactions were effected in the open market.

Voce

Trade Date	Common Shares Purchased (Sold)
10/11/2018	4,000
10/12/2018	26,205
10/15/2018	10,237
10/18/2018	19,804
10/19/2018	12,980
10/22/2018	8,300
10/23/2018	30,900
10/24/2018	19,116
10/25/2018	1,400
10/26/2018	4,260
10/29/2018	17,824
10/30/2018	5,200
11/1/2018	7,394
11/2/2018	54,016
11/5/2018	8,700
11/12/2018	38,191
11/13/2018	17,278
11/14/2018	36,400
11/15/2018	23,012
11/19/2018	11,681
11/20/2018	61,789
11/21/2018	19,634
11/23/2018	5,481
11/26/2018	132,196
11/27/2018	55,816
12/3/2018	4,689
12/13/2018	21,868
12/14/2018	64,331
12/17/2018	43,335
12/18/2018	70,000
12/19/2018	158,470
12/20/2018	142,309
12/21/2018	297,333
12/26/2018	15,000
12/27/2018	7,073
12/28/2018	25,000
12/31/2018	48,000
1/2/2019	20,432
1/3/2019	6,000
1/8/2019	32,200
1/9/2019	6,229

1/11/2019	12,100
1/14/2019	50,000
1/22/2019	20,000
1/25/2019	67,099
1/28/2019	38,842
1/29/2019	1,345
1/31/2019	120,000

Mr. Walsh

Trade Date	Common Shares Purchased (Sold)
1/31/2019	2,000

ANNEX II

FULL TEXT OF THE RESOLUTIONS UNDERLYING PROPOSALS 5–12

Proposal 5 – Director Removal Proposal #1

The following is the text of the proposed resolution:

RESOLVED, that (i) Gary V. Woods and (ii) any person, nominated, appointed or elected to the Board of Directors of Argo Group International Holdings, Ltd. (the “Board”) to fill any vacancy or newly created directorship prior to the effectiveness of this proposal, be and hereby is removed (the “Director Removal Proposal #1”).

Proposal 6 – Director Removal Proposal #2

The following is the text of the proposed resolution:

RESOLVED, that (i) Hector De Leon and (ii) any person, nominated, appointed or elected to the Board to fill any vacancy or newly created directorship prior to the effectiveness of this proposal, be and hereby is removed (the “Director Removal Proposal #2”).

Proposal 7 – Director Removal Proposal #3

The following is the text of the proposed resolution:

RESOLVED, that (i) John R. Power, Jr. and (ii) any person, nominated, appointed or elected to the Board to fill any vacancy or newly created directorship prior to the effectiveness of this proposal, be and hereby is removed (the “Director Removal Proposal #3”).

Proposal 8 – Director Removal Proposal #4

The following is the text of the proposed resolution:

RESOLVED, that (i) Mural R. Josephson and (ii) any person, nominated, appointed or elected to the Board to fill any vacancy or newly created directorship prior to the effectiveness of this proposal, be and hereby is removed (the “Director Removal Proposal #4”).

Proposal 9 – Director Vacancy Proposal #1

The following is the text of the proposed resolution:

RESOLVED, that Nicholas C. Walsh be elected to fill a vacancy or available directorship existing on the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #1”). This Director Vacancy Proposal #1 is conditioned on the existence of an available directorship OR the adoption of one or more of the Director Removal Proposals.

Proposal 10 – Director Vacancy Proposal #2

The following is the text of the proposed resolution:

RESOLVED, that Carol A. McFate be and hereby is elected to fill a vacancy or available directorship existing on the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #2”). This Director Vacancy Proposal #2 is conditioned on an available directorship remaining after giving effect to Director Vacancy Proposal #1 OR (i) the adoption of two or more of the Director Removal Proposals; or (ii) the adoption of one Director Removal Proposal and the failure of Director Vacancy Proposal #1.

Proposal 11 – Director Vacancy Proposal #3

The following is the text of the proposed resolution:

RESOLVED, that Rear Admiral Kathleen M. Dussault be and hereby is elected to fill a vacancy or available directorship existing in the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #3”). This Director Vacancy Proposal #3 is conditioned on an available directorship remaining after giving effect to Director Vacancy Proposals #1 and #2 OR (i) the adoption of three or more of the Director Removal Proposals; (ii) the adoption of one of the Director Removal Proposals and the failure of Director Vacancy Proposals #1 and #2; or (iii) the adoption of two Director Removal Proposals and the failure of any one of the Director Vacancy Proposals #1 or #2.

Proposal 12 – Director Vacancy Proposal #4

The following is the text of the proposed resolution:

RESOLVED, that Bernard C. Bailey be and hereby is elected to fill a vacancy or available directorship existing on the Board caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #4”). This Director Vacancy Proposal #4 is conditioned on an available directorship remaining after giving effect to Director Vacancy Proposals #1, #2 and #3 OR (i) the adoption of four of the Director Removal Proposals; (ii) the adoption of one of the Director Removal Proposals and the failure of Director Vacancy Proposals #1, #2 and #3; (iii) the adoption of two of the Director Removal Proposals and the failure of any two of the Director Vacancy Proposals #1, #2 or #3; or (iv) the adoption of three of the Director Removal Proposals and the failure of any one of the Director Vacancy Proposals #1, #2 or #3.

FORM OF BLUE PROXY CARD

PROXY OF SHAREHOLDERS OF ARGO GROUP INTERNATIONAL HOLDINGS, LTD. (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS:

THIS PROXY SOLICITATION IS BEING MADE BY VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC AND J. DANIEL PLANTS (COLLECTIVELY, “VOCE”), TOGETHER WITH NICHOLAS C. WALSH, CAROL A. MCFATE, ADMIRAL KATHLEEN M. DUSSAULT, BERNARD C. BAILEY AND CHARLES H. DANGELO (COLLECTIVELY, THE “NOMINEES”)

THIS SOLICITATION IS BEING MADE BY VOCE AND THE NOMINEES AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR THE COMPANY

The undersigned appoints the independent third party James J. Raitt of American Election Services, LLC (“Mr. Raitt”), and each of his attorneys and agents (the “Proxies”), with full power of substitution to vote all Common Shares, par value $1.00 (the “Common Shares”), of the Company, which the undersigned would be entitled to vote if personally present at the 2019 Annual General Meeting of Shareholders of the Company scheduled to be held on May 24, 2019 at 11:30 a.m. local Bermuda time at the offices of Appleby (Bermuda) Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (including any and all adjournments, postponements, continuations or reschedulings thereof or any meeting held in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Common Shares of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Proxies a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” LISTED IN PROPOSAL 1 AND THE COMPANY’S NOMINEES FOR ELECTION AT THE ANNUAL MEETING OTHER THAN THE EXCLUDED NOMINEE, “AGAINST” PROPOSAL 2, “AGAINST” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6, “FOR” PROPOSAL 7, “FOR” PROPOSAL 8, “FOR” PROPOSAL 9, “FOR” PROPOSAL 10, “FOR” PROPOSAL 11 AND “FOR” PROPOSAL 12.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

1.	TO ELECT CHARLES H. DANGELO AND THE COMPANY’S NOMINEES FOR ELECTION OTHER THAN F. SEDGWICK BROWNE (THE “EXCLUDED NOMINEE”) AS CLASS III DIRECTORS OF THE BOARD FOR A TERM OF THREE YEARS;

☐	☐	☐;
FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT

The Proxies intend to use this proxy to vote (i) “FOR” Mr. Dangelo; and (ii) “FOR” the candidates who have been nominated by the Company to serve as a director, other than the Excluded Nominee for whom the Proxies are not seeking authority to vote for and will not exercise any such authority. The names, background and qualification of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if any or all of our Nominees are elected.

INSTRUCTIONS: IF YOU DO NOT WISH YOUR COMMON SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL NOMINEES EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below. YOUR COMMON SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

________________________________________________________________________________________

2.	COMPANY PROPOSAL: To VOTE ON A PROPOSAL TO APPROVE OF THE ARGO GROUP INTERNATIONAL HOLDINGS, LTD. 2019 OMNIBUS INCENTIVE PLAN.

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.	COMPANY PROPOSAL: To vote on a proposal to approve, on an advisory, non-binding basis, the compensation of THE COMPANY’S Named Executive Officers.

☐	☐	☐
FOR	AGAINST	ABSTAIN

4.	COMPANY PROPOSAL: TO CONSIDER AND APPROVE THE RECOMMENDATION OF THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS THAT ERNST & YOUNG LLP BE APPOINTED AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019 AND TO REFER THE DETERMINATION OF ITS REMUNERATION TO THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS.

☐	☐	☐
FOR	AGAINST	ABSTAIN

5.	VOCE PROPOSAL: TO REMOVE (i) Gary V. Woods (“Mr. Woods”) and (ii) any person nominated, appointed or elected to the Board of Directors of THE COMPANY to fill any vacancy or newly created directorship prior to the effectiveness of this proposal (the “Director Removal Proposal #1”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

6.	VOCE PROPOSAL: TO REMOVE (i) Hector De Leon (“Mr. De Leon”) and (ii) any person nominated, appointed or elected to the Board of Directors of THE COMPANY to fill any vacancy or newly created directorship prior to the effectiveness of this proposal (the “Director Removal Proposal #2”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

7.	VOCE PROPOSAL: To REMOVE (i) John R. Power, Jr. (“Mr. Power”) and (ii) any person nominated, appointed or elected to the Board of Directors of THE COMPANY to fill any vacancy or newly created directorship prior to the effectiveness of this proposal (the “Director Removal Proposal #3”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

8.	VOCE PROPOSAL: TO REMOVE (i) Mural R. Josephson (“Mr. Josephson”) and (ii) any person nominated, appointed or elected to the Board of Directors of THE COMPANY to fill any vacancy or newly created directorship prior to the effectiveness of this proposal (the “Director Removal Proposal #4”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

9.	VOCE PROPOSAL: To ELECT Nicholas C. Walsh to fill a vacancy or available directorship existing in the Board of Directors of the Company caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #1”). This Director Vacancy Proposal #1 is conditioned on the existence of an available directorship OR the adoption of one or more of THE Director Removal Proposals.

☐	☐	☐
FOR	AGAINST	ABSTAIN

10.	VOCE PROPOSAL: To ELECT Carol A. McFate to fill a vacancy or available directorship existing in the Board of Directors of the Company caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #2”). This Director Vacancy Proposal #2 is conditioned on an available directorship remaining after giving effect to Director Vacancy Proposal #1 OR (i) the adoption of two or more of the Director Removal Proposals; or (ii) the adoption of one Director Removal Proposal and the failure of Director Vacancy Proposal #1.

☐	☐	☐
FOR	AGAINST	ABSTAIN

11.	VOCE PROPOSAL: To ELECT Rear Admiral Kathleen M. Dussault TO fill a vacancy or available directorship existing in the Board of Directors of the Company caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #3”). This Director Vacancy Proposal #3 is conditioned on an available directorship remaining after giving effect to Director Vacancy Proposals #1 and #2 OR (i) the adoption of three or more of the Director Removal Proposals; (ii) the adoption of one of the Director Removal Proposals and the failure of Director Vacancy Proposals #1 and #2; or (iii) the adoption of two Director Removal Proposals and the failure of any one of THE DIRECTOR Vacancy Proposals #1 or #2.

☐	☐	☐
FOR	AGAINST	ABSTAIN

12.	VOCE PROPOSAL: To ELECT Bernard C. Bailey to fill a vacancy or available directorship existing in the Board of Directors of the Company caused by or resulting from the removal, resignation, retirement or other means of departure of Gary V. Woods, Hector De Leon, John R. Power, Jr. and/or Mural R. Josephson (the “Director Vacancy Proposal #4”). This Director Vacancy Proposal #4 is conditioned on an available directorship remaining after giving effect to Director Vacancy Proposals #1, #2 and #3 OR (i) the adoption of four of the Director Removal Proposals; (ii) the adoption of one of the Director Removal Proposals and the failure of Director Vacancy Proposals #1, #2 and #3; (iii) the adoption of two of the Director Removal Proposals and the failure of any two of THE DIRECTOR Vacancy Proposals #1, #2 or #3; or (iv) the adoption of three of the Director Removal Proposals and the failure of any one of THE DIRECTOR Vacancy Proposals #1, #2 or #3.

☐	☐	☐
FOR	AGAINST	ABSTAIN

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Date:	, 2019

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When Common Shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.